Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Nonpublic Holdings”, “Other Service Providers”, and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment Number 386 to the Registration Statement (Form N-1A No.033-11387) of the American Beacon Funds.

We also consent to the incorporation by reference therein and use of our reports dated December 30, 2020 with respect to the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund, American Beacon International Equity Fund, American Beacon Garcia Hamilton Quality Bond Fund, American Beacon Small Cap Value Fund, and American Beacon Tocqueville International Value Fund for the year ended October 31, 2020 included in the Annual Report (Form N-CSR) for 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

February 25, 2021